UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

EARGO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39616	27-3879804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2665 North First Street, Suite 300 San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 351-7700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Eargo, Inc. (the “Company”) announced today that it has received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) dated May 26, 2022 informing the Company that its filing delinquency for the period ended March 31, 2022 has been cured, that the scheduled hearing on June 16, 2022 has been cancelled, that the Nasdaq matter regarding the listing of Eargo’s securities is now closed and that Eargo’s stock will continue to be listed and traded on Nasdaq.

Item 7.01.	Regulation FD Disclosure.

A press release, dated May 31, 2022, disclosing the Company’s receipt of the letter referenced above is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Eargo, Inc. Press Release, dated May 31, 2022.
104	Cover Page Interactive File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARGO, INC.

Date: May 31, 2022	By:	/s/ Adam Laponis
Adam Laponis
Chief Financial Officer